INVESTOR CONTACT Christopher T. Lee 858-485-2523 office christopher.lee@teradata.com MEDIA CONTACT Jennifer Donahue 858-485-3029 office jennifer.donahue@teradata.com

Teradata Reports Fourth-Quarter and Full-Year 2021 Financial Results

•Public cloud ARR of $202 million, an increase of 91% as reported from the prior year period(1)
•Fourth quarter recurring revenue of $364 million, an increase of 5% as reported from the prior year period
•Recurring revenue was 77% of total revenue in the fourth quarter, up from 70% the prior year period
•Fourth quarter GAAP earnings per diluted share of $0.29, above the previously provided outlook range of $(0.05) to $(0.01)
•Fourth quarter Non-GAAP earnings per diluted share of $0.57, above the previously provided outlook range of $0.25 to $0.29(2)
•Fourth quarter cash from operations of $95 million and free cash flow of $85 million (3)
•Intends to enter into a $250 million accelerated share repurchase program in the first quarter

SAN DIEGO – February 7, 2022 -- Teradata Corp. (NYSE: TDC) today announced its fourth-quarter and full-year 2021 financial results.

“2021 was an impressive year for Teradata. We delivered strong results, driving more than 90% growth in public cloud ARR and significantly growing new cloud customers. I am proud of our team's steadfast focus on execution and operational excellence that enabled us to meet or beat every element of our annual outlook,” said Steve McMillan, President and CEO, Teradata. “The strength of our performance in 2021 is matched by our conviction to continue accelerating in 2022. We look forward to delivering ongoing innovation for our customers, maintaining our ethos of strong corporate citizenship, and driving profitable growth and long-term value creation for our shareholders.”

“Teradata is raising its 2022 outlook for public cloud ARR and EPS, as well as increasing the return of capital to shareholders," said Claire Bramley, Chief Financial Officer, Teradata. "We continue to demonstrate our commitment to deliver shareholder value through disciplined capital allocation, including our intention to enter into a $250 million accelerated share repurchase program in the first quarter, enabled by our strong balance sheet and projections of cash flow generation.”

Fourth-Quarter 2021 Financial Highlights Compared To Fourth Quarter 2020
•Public cloud ARR increased to $202 million from $106 million, an increase of 91% as reported and 92% in constant currency(1)
•ARR increased to $1.492 billion from $1.425 billion, an increase of 5% as reported and 7% in constant currency(1)
•Recurring revenue was $364 million versus $346 million, an increase of 5% as reported and 6% in constant currency(1)
•Total revenue was $475 million versus $491 million, a decrease of 3% as reported and 2% in constant currency(1)
•GAAP gross margin was 61.9% versus 57.8%

•Non-GAAP gross margin was 63.2% versus 59.3%(2)
•GAAP operating income was $50 million versus $13 million
•Non-GAAP operating income was $90 million versus $67 million(2)
•GAAP diluted EPS was $0.29 versus $0.04 per share
•Non-GAAP diluted EPS was $0.57 versus $0.38(2)
•Cash flow from operations was $95 million compared to $56 million
•Free cash flow was $85 million compared to $45 million(3)

Full-Year 2021 Financial Highlights compared to Full Year 2020
•Recurring revenue was $1.464 billion from $1.309 billion, an increase of 12% as reported and 11% in constant currency(1)
•Total revenue was $1.917 billion from $1.836 billion, an increase of 4% as reported and 3% in constant currency(1)
•GAAP gross margin was 61.9% versus 55.5%
•Non-GAAP gross margin was 63.4% versus 58.4%(2)
•GAAP operating income was $231 million versus $16 million
•Non-GAAP operating income was $393 million versus $230 million(2)
•GAAP diluted EPS was $1.30 versus $1.16
•Non-GAAP diluted EPS was $2.43 versus $1.31(2)
•Cash flow from operations was $463 million versus $267 million
•Free cash flow was $432 million versus $216 million(3)

Outlook
For the full year 2022:
•Public cloud ARR is expected to increase by approximately 80% year-over-year, an increase from at least 70% growth previously communicated at Teradata's Investor Day in September 2021
•Total ARR is expected to grow at a mid-to-high-single-digit percentage year-over-year
•Recurring revenue is expected to grow at a low-to-mid-single digit percentage year-over-year
•Total revenue is expected to be flat to low-single-digit percentage growth year-over-year
•GAAP diluted EPS is expected to be in the range of $0.75 to $0.85
•Non-GAAP diluted EPS is expected to be in the range of $1.82 to $1.92, an increase from the range of $1.60 to $1.70 previously communicated at Teradata's Investor Day in September 2021(2)
•Cash flow from operations is expected to be approximately $430 million
•Free cash flow is expected to be approximately $400 million(3)

For the first quarter of 2022:
•GAAP diluted EPS is expected to be in the range of $0.35 to $0.39
•Non-GAAP diluted EPS is expected to be in the range of $0.63 to $0.67(2)

Earnings Conference Call
A conference call is scheduled for today at 2:00 p.m. PT to discuss the Company’s fourth-quarter and full-year 2021 results and provide a business and financial update. Access to the conference call, as well as a replay of the conference call, is available on Teradata’s website at investor.teradata.com.

Supplemental Financial Information
Additional information regarding Teradata’s operating results is provided below as well as on Teradata’s website at investor.teradata.com.

1.The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com

Revenue
(in millions)
	For the Three Months ended December 31
	2021	2020	% Change as Reported	% Change in CC
Recurring revenue	$364	$346	5%	6%
Perpetual software licenses and hardware	19	34	(44)%	(43)%
Consulting services	92	111	(17)%	(16)%
Total revenue	$475	$491	(3)%	(2)%

Americas	$258	$261	(1)%	(1)%
EMEA	135	134	1%	3%
APJ	82	$96	(15)%	(13)%
Total revenue	$475	$491	(3)%	(2)%

Revenue
(in millions)
	For the Twelve Months ended December 31
	2021	2020	% Change as Reported	% Change in CC
Recurring revenue	$1,464	$1,309	12%	11%
Perpetual software licenses and hardware	77	107	(28)%	(28)%
Consulting services	376	420	(10)%	(12)%
Total revenue	$1,917	$1,836	4%	3%

Americas	$1,044	$1,025	2%	2%
EMEA	543	485	12%	9%
APJ	330	$326	1%	(2)%
Total revenue	$1,917	$1,836	4%	3%

	As of December 31
	2021	2020	% Change as Reported	% Change in CC
Annual recurring revenue*	$1,492	$1,425	5%	7%
Public cloud ARR**	$202	$106	91%	92%

*Annual recurring revenue (ARR) is defined as the annual value at a point in time of all recurring contracts, including subscription, cloud, software upgrade rights, and maintenance. ARR does not include managed services and third-party software. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

**Public cloud ARR is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata Vantage and does not include ARR related to private or managed cloud implementations. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

2.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, all of which exclude certain items (as well as free cash flow), and which may be reported on a constant currency basis, are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Each of our non-GAAP measures do not have a uniform definition under GAAP and therefore, Teradata's definition may differ from other companies' definitions of these measures.

The following tables reconcile Teradata's actual and projected results and EPS under GAAP to the Company's actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income, and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

	For the Three Months			For the Twelve Months
(in millions, except per share data)	ended December 31			ended December 31
Gross Profit:	2021	2020	% Chg.	2021	2020	% Chg.
GAAP Gross Profit	$294	$284		$1,186	$1,019
% of Revenue	61.9%	57.8%		61.9%	55.5%

Excluding:
Stock-based compensation expense	6	3		18	16
Acquisition, integration, reorganization related, and other costs	—	(2)		11	14
Amortization of capitalized software	—	6		—	23
Non-GAAP Gross Profit	$300	$291	3%	$1,215	$1,072	13%
% of Revenue	63.2%	59.3%		63.4%	58.4%
Operating Income
GAAP Operating Income	$50	$13		$231	$16
% of Revenue	10.5%	2.6%		12.1%	0.9%
					0.005
Excluding:
Stock-based compensation expense	33	22		112	101
Amortization of acquisition-related intangible assets	1	1		4	4
Acquisition, integration, reorganization related, and other costs	6	25		46	86
Amortization of capitalized software	—	6		—	23
Non-GAAP Operating Income	$90	$67	34%	$393	$230	71%
% of Revenue	18.9%	13.6%		20.5%	12.5%

Net Income
GAAP Net Income	$33	$5		$147	$129
% of Revenue	6.9%	1%		7.7%	7%

Excluding:
Stock-based compensation expense	33	22		112	101
Amortization of acquisition-related intangible assets	1	1		4	4
Acquisition, integration, reorganization related, and other costs	5	25		45	86
Amortization of capitalized software	—	6		—	23
IP restructuring tax benefit(i)	—	(1)		—	(157)
Tax contingency adjustment(ii)	—	1		—	—
CARES Act NOL carryback(iii)	—	(9)		(2)	(9)
Income tax adjustments (iv)	(8)	(8)		(32)	(31)
Non-GAAP Net Income	$64	$42	52%	$274	$146	88%
% of Revenue	13.5%	8.6%		14.3%	8%

	For the Three Months		For the Twelve Months
	ended December 31		ended December 31
Earnings Per Share:	2021	2020	2021	2020	2022 Q1 Outlook	2022 FY Outlook
GAAP Earnings Per Share	$0.29	$0.04	$1.30	$1.16	$0.35 - $0.39	$0.75 - $0.85
Excluding:
Stock-based compensation expense	0.29	0.20	0.99	0.91	0.27	1.15
Amortization of acquisition-related intangible assets	0.01	0.01	0.04	0.04	0.01	0.01
Acquisition, integration and reorganization related costs	0.05	0.23	0.40	0.77	0.05	0.10
Amortization of capitalized software	—	0.05	—	0.20	—	—
IP restructuring tax benefit(i)	—	(0.01)	—	(1.41)	—	—
Tax contingency adjustment(ii)	—	0.01	—	—	—	—
CARES Act NOL carryback net benefit(iii)	—	(0.08)	(0.02)	(0.08)	—	—
Income tax adjustments(iv)	(0.07)	(0.07)	(0.28)	(0.28)	(0.05)	(0.19)
Non-GAAP Diluted Earnings Per Share	$0.57	$0.38	$2.43	$1.31	$0.63 - $0.67	$1.82 - $1.92

i.The Company’s GAAP effective tax rate for the twelve months ended December 31, 2020, includes $156 million of discrete tax benefit related to an intra-entity asset transfer of certain of its intellectual property to one of its Irish subsidiaries, which occurred on January 1, 2020. The one-time tax benefit for this intra-entity asset transfer of $157 million was recorded as a deferred tax asset for GAAP reporting purposes in the first quarter of 2020 but was excluded from non-GAAP results. This was offset by $1 million of tax expense related to withholding taxes associated with the same intra-entity transfer recorded in the second quarter of 2020.

ii.The Company’s full-year 2020 GAAP marginal effective tax rate included $3 million of tax expense related to tax contingencies pursuant to FIN 48. For GAAP purposes, this is a component of the marginal rate and is recognized as tax benefit or expense based on the Company’s reported GAAP pre-tax income or loss for the quarter. To more accurately reflect the impact of the expense on a quarterly basis for non-GAAP purposes, the $3 million of tax expense was recognized ratably each quarter instead of being included in the marginal effective rate.

iii.The Company’s GAAP effective tax rate for the three and twelve months ended December 31, 2020 includes a net $9 million income tax benefit resulting from the CARES Act of 2020, which allows US corporations a one-time opportunity to claim income tax refunds by allowing a 5-year net operating loss (“NOL”) carryback for taxable losses incurred in the tax year 2020. In addition, the Company recorded a $2 million discrete tax benefit in the third quarter of 2021 for GAAP purposes resulting from a provision to return true up to the Company's net operating loss upon completion of its 2020 US federal income tax return and its NOL carryback claim afforded by the CARES Act of 2020. Teradata filed a carry back of its 2020 NOL to claim a refund for taxes it paid in 2015, which created a one-time income tax benefit for GAAP reporting purposes for the difference between the 2015 federal statutory tax rate of 35% and the current federal statutory rate of 21%.

iv.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the three months ended December 31, 2021 was 21% and December 31, 2020 was 26.3%. For the twelve months ended December 31, the Company’s non-GAAP effective tax rate was 22.4% for 2021 and 23.2% for 2020.

3.    As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided by / used in operating activities, less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and, therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the Company’s existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of the Company’s stock and repayment of the Company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation to, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

	For the Three Months		For the Twelve Months
	ended December 31		ended December 31		Outlook
	2021	2020	2021	2020	2022
Cash provided by operating activities (GAAP)	$95	$56	$463	$267	~$430
Less capital expenditures for:
Expenditures for property and equipment	(9)	(10)	(28)	(44)	(~28)
Additions to capitalized software	(1)	(1)	(3)	(7)	(~2)
Total capital expenditures	(10)	(11)	(31)	(51)	(~30)
Free Cash Flow (non-GAAP measure)	$85	$45	$432	$216	~$400

Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs, and projections of expected future financial and operating performance, business trends, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “anticipate,” “continue,” “plan,” “estimate,” “believe,” “will,” “would,” “likely,” “intend,” “potential,” or similar expressions. Forward-looking statements in this release include our 2022 first quarter and full year financial guidance and share repurchase plans. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including those relating to: the global economic environment and business conditions in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business; fluctuations in our operating results; our ability to execute and realize the anticipated benefits of our business transformation program or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including foreign currency fluctuations; risks associated with the ongoing and uncertain impact of the COVID-19 pandemic on our business, financial condition and operating results and on our customers and suppliers; risks associated with data privacy, cyberattacks and maintaining secure and effective products for our customers, as well as, internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services; tax rates; turnover of our workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful execution of new alliance and acquisition opportunities; subscription arrangements that may be cancelled or fail to be renewed; the impact on our business and financial reporting from changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K, and subsequent quarterly reports on Forms 10-Q or current reports on Forms 8-K, as well as Teradata’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata
Teradata is the connected multi-cloud data platform for enterprise analytics company. Our enterprise analytics solve business challenges from start to scale. Only Teradata gives you the flexibility to handle the massive and mixed data workloads of the future, today. Learn more at Teradata.com.

# # #

Teradata and the Teradata logo are trademarks or registered trademarks of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended December 31
	Three Months			Twelve Months
	2021	2020	% Chg	2021	2020	% Chg
Revenue
Recurring	$364	$346	5%	$1,464	$1,309	12%
Perpetual software licenses and hardware	19	34	(44)%	77	107	(28)%
Consulting services	92	111	(17)%	376	420	(10)%
Total revenue	475	491	(3)%	1,917	1,836	4%
Gross profit
Recurring	271	253		1,099	938
% of Revenue	74.5%	73.1%		75.1%	71.7%
Perpetual software licenses and hardware	9	16		34	43
% of Revenue	47.4%	47.1%		44.2%	40.2%
Consulting services	14	15		53	38
% of Revenue	15.2%	13.5%		14.1%	9.0%
Total gross profit	294	284		1,186	1,019
% of Revenue	61.9%	57.8%		61.9%	55.5%

Selling, general and administrative expenses	170	183		646	669
Research and development expenses	74	88		309	334
Income from operations	50	13		231	16
% of Revenue	10.5%	2.6%		12.1%	0.9%

Other expense, net	(8)	(10)		(39)	(40)

Income (loss) before income taxes	42	3		192	(24)
% of Revenue	8.8%	0.6%		10.0%	(1.3)%

Income tax expense (benefit)	9	(2)		45	(153)
% Tax rate	21.4%	(66.7)%		23.4%	637.5%

Net income	$33	$5		$147	$129
% of Revenue	6.9%	1.0%		7.7%	7.0%

Net income per common share
Basic	$0.31	$0.05		$1.35	$1.18
Diluted	$0.29	$0.04		$1.30	$1.16

Weighted average common shares outstanding
Basic	107.7	109.1		108.6	109.3
Diluted	112.2	112.0		112.9	111.6

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	December 31, 2021	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$592	$613	$529
Accounts receivable, net	336	290	331
Inventories	26	17	29
Other current assets	152	144	155
Total current assets	1,106	1,064	1,044
Property and equipment, net	288	300	339
Right of use assets- operating lease, net	26	29	38
Goodwill	396	397	401
Capitalized contract costs, net	111	99	98
Deferred income taxes	202	205	222
Other assets	40	40	51
Total assets	$2,169	$2,134	$2,193

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$88	$75	$44
Current portion of finance lease liability	77	81	75
Current portion of operating lease liability	12	13	15
Accounts payable	67	104	50
Payroll and benefits liabilities	148	137	170
Deferred revenue	552	464	499
Other current liabilities	89	81	99
Total current liabilities	1,033	955	952
Long-term debt	324	349	411
Finance lease liability	53	58	70
Operating lease liability	18	20	28
Pension and other postemployment plan liabilities	138	141	152
Long-term deferred revenue	27	28	38
Deferred tax liabilities	7	8	6
Other liabilities	109	118	136
Total liabilities	1,709	1,677	1,793
Stockholders' equity
Common stock	1	1	1
Paid-in capital	1,808	1,776	1,656
Accumulated deficit	(1,211)	(1,179)	(1,114)
Accumulated other comprehensive loss	(138)	(141)	(143)
Total stockholders' equity	460	457	400
Total liabilities and stockholders' equity	$2,169	$2,134	$2,193

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended December 31
	Three Months		Twelve Months
	2021	2020	2021	2020
Operating activities
Net income	$33	$5	$147	$129
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	36	46	149	172
Stock-based compensation expense	33	22	112	101
Deferred income taxes	4	34	14	(118)
Changes in assets and liabilities:
Receivables	(46)	(10)	(5)	67
Inventories	(9)	(15)	3	2
Current payables and accrued expenses	(28)	24	17	—
Deferred revenue	87	17	42	4
Other assets and liabilities	(15)	(67)	(16)	(90)
Net cash provided by operating activities	95	56	463	267
Investing activities
Expenditures for property and equipment	(9)	(10)	(28)	(44)
Additions to capitalized software	(1)	(1)	(3)	(7)
Net cash used in investing activities	(10)	(11)	(31)	(51)
Financing activities
Repurchases of common stock	(68)	(25)	(244)	(100)
Repayments of long-term borrowings	(12)	(6)	(44)	(25)
Payments of finance leases	(24)	(27)	(92)	(70)
Other financing activities, net	—	2	24	9
Net cash used in financing activities	(104)	(56)	(356)	(186)
Effect of exchange rate changes on cash and cash equivalents	(3)	10	(14)	7
(Decrease) Increase in cash, cash equivalents and restricted cash	(22)	(1)	62	37
Cash, cash equivalents and restricted cash at beginning of period	617	534	533	496
Cash, cash equivalents and restricted cash at end of period	$595	$533	$595	$533

Supplemental cash flow disclosure:
Assets acquired by finance leases	$14	$27	$76	$85
Assets acquired by operating leases	$—	$2	$9	$8

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended December 31				For the Twelve Months Ended December 31
	2021	2020	% Change As Reported	% Change Constant Currency(2)	2021	2020	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Americas	$258	$261	(1)%	(1)%	$1,044	$1,025	2%	2%
EMEA	135	134	1%	3%	543	485	12%	9%
APJ	82	96	(15)%	(13)%	330	326	1%	(2)%
Total segment revenue	475	491	(3)%	(2)%	1,917	1,836	4%	3%

Segment gross profit
Americas	166	161			690	631
% of Revenue	64.3%	61.7%			66.1%	61.6%
EMEA	88	76			337	273
% of Revenue	65.2%	56.7%			62.1%	56.3%
APJ	46	54			188	168
% of Revenue	56.1%	56.3%			57.0%	51.5%
Total segment gross profit	300	291			1,215	1,072
% of Revenue	63.2%	59.3%			63.4%	58.4%

Reconciling items(1)	(6)	(7)			(29)	(53)
Total gross profit	$294	$284			$1,186	$1,019
% of Revenue	61.9%	57.8%			61.9%	55.5%

(1) Reconciling items include stock-based compensation, capitalized software, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
'(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.